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                                                                    EXHIBIT 10.9



                          NET2PHONE SERVICES AGREEMENT


     NET2PHONE SERVICES AGREEMENT, dated as of May 7, 1999 (this "Agreement"), by and between IDT Corporation, a Delaware corporation ("IDT"), and Net2Phone, Inc., a Delaware corporation ("Net2Phone").

     WHEREAS, Net2Phone is currently a subsidiary of IDT and provides certain services to IDT;

     WHEREAS, Net2Phone and IDT expect that equity interests in Net2Phone may be sold to additional investors; and

     WHEREAS, IDT desires to continue to obtain services from Net2Phone pursuant to the terms hereof and Net2Phone desires to continue to provide such services pursuant to the terms hereof.

     NOW, THEREFORE, in consideration of the premises and mutual promises and representations contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do mutually covenant, stipulate and agree as follows:

Section 1.  Services.
            --------

       (a)  Net2Phone shall render to IDT the services described in Exhibit 1
                                                                    ---------
hereto (collectively, the "Services"). The Services shall be rendered by Net2Phone in conformity with good commercial practice, the terms and conditions of this Agreement and the reasonable instructions of IDT as set forth in this Agreement.

       (b) IDT shall provide to Net2Phone when required all funds, if any, necessary to perform the Services.

       (c) Net2Phone shall have no authority pursuant to this Agreement to commit IDT to any obligation in any manner whatsoever with respect to third parties, to use IDT's name in any way or to enter into any contracts on behalf of IDT.

       (d) In the event that IDT requests services in addition to the Services provided for herein, and if Net2Phone agrees to provide such services, IDT and Net2Phone shall negotiate in good faith a fee for such services, which compensation shall be covered by the final sentence of Section 2(a) hereof; provided, however, that the fee payable by IDT for such services shall be no
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less favorable to IDT than the charges for comparable services from unaffiliated third parties. In the event that the parties agree to additional services, the scope and duration of such services, and any termination provisions with

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respect thereto, shall be described in an addendum to Exhibit 1 and thereafter
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such services shall be considered Services hereunder. If and to the extent the parties agree to cancel or terminate any of the Services, such services shall be deemed deleted from Exhibit 1, with the remaining services thereafter
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constituting the Services hereunder.

Section 2.  Compensation.
            ------------

       (a) IDT shall pay to Net2Phone a fee for each of the Services equal to the amount set forth in Exhibit 1 corresponding to such service. In the event
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IDT terminates any Service in accordance with the final sentence of Section 3 hereof, the fee for such Service shall no longer be payable for any period subsequent to the effective date of such termination. In the event the parties agree to additional services, such fee shall be payable as provided herein.

       (b) Within 15 days following the end of each calendar month, Net2Phone shall submit to IDT for payment a billing invoice setting forth the amount of fees payable by IDT to Net2Phone for Services rendered during such calendar month. IDT shall pay the invoiced amount to Net2Phone within thirty (30) days following receipt of such invoice by IDT.

Section 3.  Term.
            ----

       The term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year (the "Initial Term") and, at the end of the Initial Term and of each year thereafter, shall automatically renew for an additional one (1) year period unless one party has given the other party thirty
(30) days' prior written notice terminating this Agreement. Following the Initial Term, this Agreement may be terminated at any time at the option of either IDT or Net2Phone upon thirty (30) days' prior written notice. Specific categories of Services may be cancelled as set forth in Exhibit 1.
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Section 4.  Records and Accounts.
            --------------------

       Net2Phone shall maintain accurate records and accounts of all transactions relating to the Services performed by it pursuant to this Agreement. Such records and accounts shall be maintained separately from Net2Phone's own records and accounts and shall reflect such information as would normally be examined by an independent accountant in performing a complete audit pursuant to United States generally accepted auditing standards for the purpose of certifying financial statements, and to permit verification thereof by governmental agencies. IDT shall have the right to inspect and copy, upon reasonable notice and at reasonable intervals during Net2Phone's regular office hours, the separate records and accounts maintained by Net2Phone relating to the Services.

Section 5.  Directors and Officers of Net2Phone and IDT.
            -------------------------------------------

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       (a)  Nothing contained in this Agreement shall be deemed to relieve the officers and directors of IDT from the performance of their duties or limit the exercise of their powers in accordance with IDT's Certificate of Incorporation or the laws of the State of Delaware. The services of Net2Phone's officers and employees which are rendered to IDT under this Agreement shall at all times be in accordance with the reasonable instructions of IDT's officers and in accordance with Net2Phone's historical business practice.

       (b) Nothing in this Agreement shall limit or restrict the right of any of Net2Phone's directors, officers or employees to engage in any other business or devote their time and attention in part to the management or other aspects of any other business, whether of a similar nature, or to limit or restrict the right of Net2Phone to engage in any other business or to render services of any kind to any corporation, firm, individual, trust or association.

Section 6.  Liability; Indemnification.
            --------------------------

       (a) Net2Phone shall have no liability whatsoever to IDT for any error, act or omission in connection with the services to be rendered by Net2Phone to IDT hereunder unless any such error, act or omission derives from willful misconduct or gross negligence. The parties acknowledge that Article VIII of the Separation Agreement between the parties hereto, dated the date hereof (the "Separation Agreement") provides for indemnification obligations relating to this Agreement and confirm their agreement to be bound by the terms thereof. IN NO EVENT SHALL NET2PHONE BE LIABLE TO IDT FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, REVENUES OR DATA), WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT NET2PHONE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF NET2PHONE FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, IDT'S DIRECT DAMAGES.

       (b) Net2Phone is an independent contractor and when its employees act under the terms of this Agreement, they shall be deemed at all times to be under the supervision and responsibility of Net2Phone; and, notwithstanding any reimbursement of labor costs as provided herein or otherwise, no person employed by Net2Phone and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of IDT or any customer of IDT for any purpose whatsoever.

Section 7.  Other Agreements.
            ----------------

       From time to time, IDT may find it necessary or desirable either to enter into agreements covering services of the type contemplated by this Agreement to be provided by parties other than Net2Phone or to enter into other agreements covering functions to be performed by Net2Phone hereunder. Nothing in this Agreement shall be deemed to

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limit in any way the right of IDT to acquire such services from others or to enter into such other agreements; provided that in no such event shall the
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compensation to be paid to Net2Phone pursuant to Section 2 hereof be reduced on account thereof unless and until this Agreement is terminated, or the applicable category of Services set forth in Exhibit 1, is cancelled in accordance with
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Section 3 and Exhibit 1 hereto.
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Section 8.  Confidentiality.
            ---------------

       Net2Phone agrees to hold in strict confidence, and to use reasonable efforts to cause its employees and representatives to hold in strict confidence, all confidential information concerning IDT furnished to or obtained by Net2Phone in the course of providing the Services (except to the extent that such information has been (a) in the public domain through no fault of Net2Phone or (b) lawfully acquired by Net2Phone from sources other than IDT); and Net2Phone shall not disclose or release any such confidential information to any person, except its employees, representatives and agents who have a need to know such information in connection with Net2Phone's performance under this Agreement, unless (i) such disclosure or release is compelled by the judicial or administrative process, or (ii) in the opinion of counsel to Net2Phone, such disclosure or release is necessary pursuant to requirements of law or the requirements of any governmental entity including, without limitation, disclosure requirements under the Securities Act of 1933 or the Securities Exchange Act of 1934, in each case as amended.

Section 9.  Miscellaneous.
            -------------

       (a) This Agreement may not be transferred or assigned by either party, whether voluntarily or by operation of law, without the prior written consent of the other which consent may be withheld in such party's sole discretion. This Agreement shall inure to the benefit of and be binding upon all permitted successors and assigns.

       (b) This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

       (c) This Agreement may be executed in counterparts, each of which shall constitute an original and both of which together shall be deemed to be one and the same instrument.

       (d) All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (certified or registered mail, postage prepaid, return receipt requested):

  If to IDT, to:        IDT Corporation
                        190 Main Street
                        Hackensack, New Jersey  07601

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                        Attention:  Chief Financial Officer
                        Fax No.:  (201) 907-5165

  If to Net2Phone, to:  Net2Phone, Inc.
                        171 Main Street
                        Hackensack, New Jersey  07601
                        Attention:  Chief Financial Officer
                        Fax No.:  (201) 907-5351

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which hand delivered, upon transmission of the facsimile transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error, or on the third business day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof. In the case of a notice sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received. In no event shall the provision of notice pursuant to this Section 9(d) constitute notice for service of process.

       (e) This Agreement and those provisions of the Separation Agreement specifically referred to herein contain the entire understanding of the parties hereto with respect to the subject matter of this Agreement. This Agreement and such referenced provisions of the Separation Agreement supersede all prior agreements and understandings, oral or written, with respect to the subject matter of this Agreement.

       (f) The provisions of Sections 6 and 8 hereof shall survive any termination of this Agreement.

       (g) In the event that any one or more of the provisions contained herein is held invalid or unenforceable in any respect, the parties shall negotiate in good faith with a view toward substituting therefor a suitable and equitable solution in order to carry out the intent and purpose of such invalid provision; provided, however, that the validity and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

       (h) The Section headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

       (i) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, or any transaction contemplated hereby shall be settled in accordance with the procedures set forth in Article VIII of the Separation

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Agreement as if such Article VIII were set forth herein in its entirety.

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  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              IDT CORPORATION

                              By: /s/ Hal Brecher
                                 --------------------------------
                              Name:  Hal Brecher
                              Title:  Chief Operating Officer


                              NET2PHONE, INC.

                              By: /s/ Howard Balter
                                 --------------------------------
                              Name: Howard Balter
                              Title: Chief Executive Officer

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